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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                       STATE OF OTHER JURISDICTION OF
NAMES, ADDRESS AND TELEPHONE NUMBER                    INCORPORATION OR ORGANIZATION
-----------------------------------                    -----------------------------
Amscan, Inc. ..................................        New York
Trisar, Inc. ..................................        California
Am-Source, LLC ................................        Rhode Island
Anagram International, Inc. ...................        Minnesota
Anagram International Holdings, Inc. ..........        Minnesota
Anagram International, LLC ....................        Nevada
M&D Balloons, Inc. ............................        Delaware
SSY Realty Corp. ..............................        New York
JCS Realty Corp. ..............................        New York
Anagram Eden Prairie Property Holdings LLC ....        Delaware


The address of these subsidiaries is 80 Grasslands Road, Elmsford, New York 10523. Their telephone number is (914) 345-2020.